UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Ryan's Restaurant Group, Inc.
                        ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      South Carolina                                      57-0657895
---------------------------                       --------------------------
(State or Other Jurisdiction                   (IRS Employer Identification No.)
      of Incorporation)

                          405 Lancaster Avenue (29650)
                               Post Office Box 100
                                Greer, SC 29652
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.    [X]

     Securities Act registration statement file number to which this form relates: _______________
          (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          To be so registered                 each class is to be registered
----------------------------------        -------------------------------------
                None                                       None
----------------------------------        -------------------------------------


     Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock Purchase Rights
    (pursuant to Shareholder Rights Agreement dated as of February 18, 2005)
--------------------------------------------------------------------------------
                                (Title of Class)

                                EXPLANATORY NOTE

This is Amendment No. 1 to the Form 8-A filed by the registrant with the Securities and Exchange Commission on February 18, 2005. This amendment is being filed to replace the Exhibit 4.1 that was originally filed.

Item 2.  Exhibits

4.1 Shareholder Rights Agreement dated as of February 18, 2005 between Ryan's Restaurant Group, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes, as Exhibit A, the Form of Rights Certificate; and as Exhibit B, the Summary of Rights to Purchase Common Stock.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                          RYAN'S RESTAURANT GROUP, INC.


Date:  February 22, 2005      By:   /s/ Janet J. Gleitz
                                 ---------------------------------------------
                              Name: Janet J. Gleitz
                              Title: Secretary

                                  EXHIBIT INDEX


Exhibit Number       Description of Exhibit

4.1                  Shareholder Rights Agreement dated as of February 18,
                     2005 between Ryan's Restaurant Group, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes, as Exhibit A, the Form of Rights Certificate; and as Exhibit B, the Summary of Rights to Purchase Common Stock.